CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             THE RESTAURANT COMPANY

     The Restaurant Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That, by unanimous written consent of the Board of Directors of The Restaurant Company (the "Board"), the Board duly authorized a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

              RESOLVED that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered ARTICLE FIRST so that, as amended, said Article shall be and read as follows:

                           ARTICLE FIRST:   The name of the corporation is
Perkins & Marie Callender's Inc.

     SECOND: That the said amendment has been consented to and authorized by the holders of the issued and outstanding stock entitled to vote by a unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 7th day of August, 2006.

                                          THE RESTAURANT COMPANY


                                          By:  /s/ Joseph F. Trungale
                                              ------------------------------
                                              Joseph F. Trungale
                                              President and Chief Executive
                                                Officer